SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934




Date of the Report:    March 14, 1995       Commission file number 1-5805

                       CHEMICAL BANKING CORPORATION
          (Exact name of registrant as specified in its charter)








          Delaware                                13-2624428
(State or other jurisdiction                 (I.R.S. Employer
     of incorporation)                       Identification No.)




  270 Park Avenue, New York, New York              10017-2070
   (Address of principal executive offices)        (Zip Code)




    Registrant's telephone number, including area code (212) 270-6000

Items 5.  Other Events

On March 8, 1995, Chemical Banking Corporation announced a definitive agreement to sell Chemical New Jersey Holdings, Inc. and its subsidiaries, including Chemical Bank New Jersey National Association, to PNC Bank Corp. for $504 million. As part of the purchase price, PNC Bank Corp. has the option to issue up to $300 million of perpetual preferred stock to Chemical Banking Corporation.

The sale does not include 40 branches and commercial banking offices in northeastern New Jersey, or the Montclair, Morristown, Ridgewood and
Summit offices of Princeton Bank and Trust Company, all of which will be repositioned as a strategic component of the Corporation's regional banking operations in metropolitan New York.

The sale is subject to regulatory approvals and is expected to close by the end of the year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

The following exhibits are filed with this Report:

Exhibit Number               Description

28A                          Form of Press Release

                                 SIGNATURE




         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CHEMICAL BANKING CORPORATION
                                                  (Registrant)



Dated: March 14, 1995                  By:  /s/Joseph L. Sclafani
                                              Joseph  L. Sclafani
                                                  Controller

                               EXHIBIT INDEX



Exhibit Number                     Description

28A                                Press Release